UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: July 22, 2008 (Date of earliest event reported)

CINCINNATI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 S. Gilmore Road, Fairfield, Ohio		45014-5141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 870-2000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 7.01 Regulation FD.

On July 22, 2008, Cincinnati Financial Corporation issued a news release entitled, “Cincinnati Financial Corporation Reduces Stake in Fifth Third Bancorp.”  The news release described a block sale of Fifth Third Bancorp (NASDAQ: FITB) common stock held by The Cincinnati Insurance Company, a wholly owned subsidiary of Cincinnati Financial Corporation.

Cincinnati Insurance entered into an arrangement with Lehman Brothers Inc., in which Cincinnati Insurance agreed to sell, and Lehman Brothers, Inc. agreed to buy the block of 35 million shares of Fifth Third Bancorp common stock at a price of $13.75875 per share, for total proceeds to Cincinnati Insurance of $481,556,250. As a condition of the sale, Cincinnati Insurance, and its subsidiaries and affiliates agreed not to sell additional shares of Fifth Third Bancorp for 45 days. The arrangement contemplates a closing not later than July 25, 2008.

Item 9.01 Financial Statements and Exhibits.

(c)

Exhibits

Exhibit 99.1 – News release dated July 23, 2008, “Cincinnati Financial Corporation Reduces Stake in Fifth Third Bancorp”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

Date: July 25, 2008	/S/Steven J. Johnston
Steven J. Johnston, FCAS, MAAA, CFA
Chief Financial Officer, Secretary and Treasurer